Exhibit 99.B(n)

THE VICTORY PORTFOLIOS

AMENDED AND RESTATED

RULE 18f-3 MULTI-CLASS PLAN

I.              Introduction.

The Victory Portfolios, a Delaware business trust (the “Trust”) is an open-end series investment company that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”).  The Trust issues multiple classes of shares of the various series (each series a “Fund”), whether now existing or subsequently established (the “Multi-Class Funds”) pursuant to the provisions of Rule 18f-3 under the 1940 Act and this Rule 18f-3 Multi-Class Plan (the “Plan”) that has been approved and adopted by the Board of Trustees of the Trust (the “Board”, and each member, a “Trustee”).  The Trust and its shares of the Trust are registered on Form N-1A (Registration Nos. 33-8982 and 811-4851).

The Plan sets forth the method for allocating to each class of shares, the Multi-Class Funds’ fees and expenses, and discusses the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, and other shareholder services of each class of shares of the Multi-Class Funds.  The Plan does not make any material changes to the general class arrangements and expense allocations previously approved by the Board.

The Trust currently consists of the following 23 separate Funds:

Balanced Fund

Core Bond Fund

Diversified Stock Fund

Established Value Fund

Federal Money Market Fund

Financial Reserves Fund

Fund for Income

Global Equity Fund

Government Reserves Fund

Institutional Money Market Fund

International Fund

International Select Fund

Investment Grade Convertible Fund

Large Cap Growth Fund

National Municipal Bond Fund

Ohio Municipal Bond Fund

Ohio Municipal Money Market Fund

Prime Obligations Fund

Small Company Opportunity Fund

Special Value Fund

Stock Index Fund

Tax-Free Money Market Fund

Value Fund

The Funds are authorized to issue the following classes of shares representing interests in the same underlying portfolio of assets of the respective Fund:

The Multi-Class Funds	The Non-Multi-Class Funds

Class A and Class I Shares	Class A Shares
Investment Grade Convertible Fund	Financial Reserves Fund
Core Bond Fund	Ohio Municipal Money Market Fund
Prime Obligations Fund
Class A and Class R Shares	Tax-Free Money Market Fund
Established Value Fund	National Municipal Bond Fund
Stock Index Fund	Ohio Municipal Bond Fund

Class A, Class C and Class I Shares
Global Equity Fund
International Fund
International Select Fund

Class A, Class C and Class R Shares
Large Cap Growth Fund
Fund for Income

Class A, Class I and Class R Shares
Small Company Opportunity Fund

Class A, Class C, Class I, and Class R Shares
Balanced Fund
Diversified Stock Fund
Special Value Fund
Value Fund

Investor and Select Shares
Federal Money Market Fund
Institutional Money Market Fund

Trust and Select Shares
Government Reserves Fund

II.            Class Arrangements.

This Section summarizes the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges, and other shareholder services applicable to each particular class of shares of the Funds.  Additional details regarding such fees and services are set forth in each Fund’s current Prospectus and Statement of Additional Information.

A.            Class A Shares:

1.                                       Maximum Initial Sales Charge:  5.75% (of the offering price).  Exceptions: Core Bond Fund, Fund for Income, Investment Grade Convertible Fund, National Municipal Bond Fund, and Ohio Municipal Bond Fund have an initial sales charge of 2.00% (of the offering price).  Financial Reserves Fund, Ohio Municipal Money Market Fund, Prime Obligations Fund and Tax-Free Money Market Fund have no initial sales charge.

2.                                       Contingent Deferred Sales Charge  (“CDSC”):  A CDSC of up to 0.75% may be imposed on certain redemptions of Class A Shares purchased without an initial sales charge.  Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, and the Ohio Municipal Money Market Fund do not provide for any CDSC.

3.                                       Rule 12b-1 Distribution Fees:  None.  Exceptions: Balanced Fund, Diversified Stock Fund, Established Value Fund, Financial Reserves Fund, Fund for Income, Global Equity Fund, Institutional Money Market Fund, International Fund, International Select Fund, Investment Grade Convertible Fund, Large Cap Growth Fund, National Municipal Bond Fund, Ohio Municipal Bond Fund, Ohio Municipal Money Market Fund, Small Company Opportunity Fund, Special Value Fund, Stock Index Fund and Value Fund each has a Rule 12b-1 Plan pursuant to which no fees are paid.

4.                                       Shareholder Servicing Fees:  Up to 0.25% per annum of average daily net assets.  Exception: Stock Index Fund may charge up to 0.15% per annum of its average daily net assets.

5.                                       Conversion Features:  None.

6.                                       Exchange Privileges:  Class A Shares may be exchanged for Class A Shares of other Funds without incurring a sales charge.  Class A Shares may also be exchanged for shares of any single class of money market Fund without paying a sales charge.  Shares of any money market fund may also be exchanged for Class A Shares of any Victory Fund.  However, exchanges made into a Fund with a higher sales charge require payment of the percentage-point difference between the higher and lower sales charges.  For example, investors that exchange Class A Shares from a Fund with a 2.00% initial sales charge to purchase Class A Shares of a Fund with a 5.75% sales charge would pay the 3.75% difference.  Class A Shares may be exchanged for Investor Shares or Select Shares of Federal Money Market Fund and Institutional Money Market Fund, without incurring a sales charge.

7.                                       Other Shareholder Services:  As provided in the Fund’s Prospectus.

B.                                    Class C Shares:

1.                                       Initial Sales Charge:  None.

2.                                       CDSC:  1.00%, if shares are sold within 12 months of purchase.  The CDSC is based on the current value of the shares being sold or their net asset value when purchased, whichever is lower.

3.                                       Rule 12b-1 Distribution Fees:  Up to 1.00% per annum of average daily net assets (of which no more than 0.75% can be paid to finance activities primarily intended to result in the sale of shares). (Amounts paid in excess of 0.75% will be paid for shareholder servicing only.)

4.                                       Shareholder Servicing Fees:  Included in Rule 12b-1 Plan.

5.                                       Conversion Features:  None.

6.                                       Exchange Privileges:  Class C Shares may be exchanged for Class C Shares of any other Fund.

7.                                       Other Shareholder Services:  As provided in the Fund’s Prospectus.

C.            I Shares:

1.                                       Initial Sales Charge:  None

2.                                       CDSC:  None.

3.                                       Rule 12b-1 Distribution Fees:  None.

4.                                       Shareholder Servicing Fees:  None.

5.                                       Conversion Features:  None.

6.                                       Exchange Privileges:  Class I Shares may be exchanged for Class I Shares of other Funds or Investor Shares of any money market Fund.

7.                                       Other Shareholder Services:  As provided in the Fund’s Prospectus.

D.            Investor Shares:

1.                                       Initial Sales Charge:  None.

2.                                       CDSC:  None.

3.                                       Rule 12b-1 Distribution Fees:  None.  Federal Money Market Fund and Institutional Money Market Fund each has a Rule 12b-1 Plan pursuant to which no fees are paid.

4.                                       Shareholder Servicing Fees:  None.

5.                                       Conversion Features:  None.

6.                                       Exchange Privileges:  Investor Shares may be exchanged for Investor Shares and for Class R Shares (subject to eligibility) of other Funds at relative net asset value.  Investor Shares may be exchanged for Class A Shares of other Funds; however, such exchanges may require payment of the sales charge applicable to the other Fund’s Class A Shares.

7.                                       Other Shareholder Services:  As provided in the Fund’s Prospectus.

E.             Select Shares:

1.                                       Initial Sales Charge:  None.

2.                                       CDSC:  None.

3.                                       Rule 12b-1 Distribution Fees:  None.  Exceptions:  Federal Money Market Fund, Government Reserves Fund and Institutional Money Market Fund each has a Rule 12b-1 Plan pursuant to which no fees are paid.

4.                                       Shareholder Servicing Fees:  Up to 0.25% per annum of the average daily net assets.

5.                                       Conversion Features:  None.

6.                                       Exchange Privileges:  Select Shares may be exchanged for Select Shares and with R Shares (subject to eligibility)of other Funds at relative net asset value.  Select Shares may be exchanged for Class A Shares of other Funds; however, such exchanges require payment of the sales charge applicable to the other Fund’s Class A Shares.

7.                                       Other Shareholder Services:  As provided in the Fund’s Prospectus.

F.             Class R Shares

1.                                       Maximum Initial Sales Charge:  None.

2.                                       CDSC:  None.

3.                                       Rule 12b-1 Distribution Fees:  Small Company Opportunity Fund, Diversified Stock Fund, Established Value Fund, Focused Growth Fund, Value Fund, Special Value Fund, Balanced Fund: up to 0.50% per annum of average daily net assets (of which 0.25% is designated for shareholder servicing)[not provided for in 12b-1 plan]; Fund For Income: up to 0.25% per annum of average daily net assets (designated for shareholder servicing)[not provided for in 12b-1 plan]; the Stock Index Fund has a Rule 12b-1 Plan pursuant to which no fees are paid.

4.                                       Shareholder Servicing Fees:  Included in Rule 12b-1 Plan; except that Class R Shares of the Stock Index Fund bear a shareholder servicing fee of up to 0.25% per annum of its average daily net assets.

5.                                       Conversion Features:  Class R Shares of any relevant Fund may be converted to Class A Shares of the same Fund at any time.  No front-end sales charges will be imposed on the Class A Shares acquired through a conversion of Class R Shares.

6.                                       Exchange Privileges:  Class R Shares may be exchanged for Class R Shares or Select Shares of other Funds at relative net asset value, or for shares of any single class of money market Fund without paying a sales charge.

7.                                       Other Shareholder Services:  As provided in the Fund’s Prospectus.

G.                                    Trust Shares

1.                                       Initial Sales Charge:  None.

2.                                       CDSC:  None.

3.                                       Rule 12b-1 Distribution Fees: Government Reserves Fund has a Rule 12b-1 Plan pursuant to which no fees are paid.

4.                                       Shareholder Servicing Fees:  None.

5.                                       Conversion Features:  None.

6.                                       Exchange Privileges:  Trust Shares may be exchanged for Trust Shares and with Class R Shares (subject to eligibility) of other Funds at relative net asset value.  Trust Shares may be exchanged for Class A Shares of other Funds; however, such exchanges require payment of the sales charge applicable to the other Fund’s Class A Shares.

7.                                       Other Shareholder Services:  As provided in the Fund’s Prospectus.

III.           Allocation of Expenses.

Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a Multi-Class Fund: (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares (other than with respect to the money market Funds) under a distribution plan adopted for such class of shares pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 Fees”) and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares (“Service Plan Fees”).

In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses (the “Class Expenses”) to a particular class of shares in a single Multi-Class Fund:

1.                                       transfer agent fees identified by the transfer agent as being attributable to such class of shares;

2.                                       printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

3.                                       blue sky registration or qualification fees incurred by such class of shares;

4.                                       Securities and Exchange Commission registration fees incurred by such class of shares;

5.                                       the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

6.                                       litigation or other legal expenses relating solely to such class of shares;

7.                                       fees of the Board incurred as a result of issues relating to such class of shares;

8.                                       independent accountants’ fees relating solely to such class of shares; and

9.                                       shareholder meeting expenses for meetings of a particular class.

Class Expenses, Rule 12b-1 Fees and Shareholder Service Fees are the only expenses allocated to the classes disproportionately.

The initial determination of fees and expenses that will be allocated by the Trust to a particular class of shares and any subsequent changes thereto will be reviewed by the Board and approved by a vote of the Board including a majority of the Trustees who are not interested persons of the Trust.  The Board will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

Income, realized and unrealized capital gains and losses, and any expenses of a Fund not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of such Fund on the basis of the relative net assets (settled share method), as defined in Rule 18f-3(c)(1), of that class in relation to the net assets of such Fund.

Any dividends and other distributions on shares of a class will differ from dividends and other distributions on shares of other classes only as a result of the allocation of Class Expenses, Rule 12b-1 Fees, Service Plan Fees, and the effects of such allocations.

The expenses of a specific class or classes of a Fund may be waived or reimbursed in whole or in part by a Fund’s investment adviser, underwriter, or any other provider of services to the Fund pursuant to Rule 18f-3(b).

IV.           Board Governance.

At all times during which the Trust elects to offer multiple classes of shares of the Multi-Class Funds pursuant to the provisions of Rule 18f-3 under the 1940 Act and this Plan: (i) at least seventy-five percent of the Board are not “interested persons” (as defined in the 1940 Act) of the Funds (the “Independent Trustees”); (ii) the Independent Trustees select and nominate any other Independent Trustee; (iii) a Trustee serves as chair of the Board of Trustees, presides over meetings of the Board and has substantially the same responsibilities as would a chairman of any board of directors; (iv) the Board evaluates its performance and the performance of its committees at least annually, and such evaluation includes a consideration of the effectiveness of the Board’s committee structure and the number of Funds served by each Trustee; (v) the Independent Trustees meet at least once quarterly in a session comprised of only the Independent Trustees; (vi) the Independent Trustees have been authorized to hire employees and to retain advisers and experts necessary to carry out their duties; and (vii) any person who acts as legal counsel for the Independent Trustees will be an independent legal counsel.

V.            Board Review.

The Board shall review this Plan as frequently as it deems necessary.  Prior to any material amendment(s) to this Plan, the Board, including a majority of Independent Trustees shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class Expenses and/or Fund expenses), is in the best interest of each class of shares of a Fund individually and the Multi-Class Funds as a whole.  In considering whether to approve any proposed amendment(s) to the Plan, the Board shall request and evaluate such information as it considers reasonably necessary to evaluate the proposed amendment(s) to the Plan.  Such information shall address the issue of whether any waivers or reimbursements of advisory or administrative fees could be considered a cross-subsidization of one class by another and other potential conflicts of interest between classes.

In making its initial determination to approve the Plan and in approving any subsequent amendments, the Board focuses on, among other things, the relationship between or among the classes and examines potential conflicts of interest among classes (including those potentially involving a cross-subsidization between classes) regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights.  The Board evaluates the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable.  In approving any subsequent amendments to the Plan, the Board shall focus on and evaluate any additional factors as it deems necessary.

Adopted May 24, 1995; Effective June 5, 1995

Amended and Restated:

December 6, 1995;	February 23, 1999;	February 26, 2002	October 22, 2008
February 14, 1996;	May 11, 1999;	December 3, 2002	December 2, 2009
May 31, 1996;	August 17, 1999;	February 5, 2003
February 19, 1997;	December 1, 1999;	December 10, 2003
October 2, 1997;	February 23, 2000;	February 10, 2004
December 3, 1997;	May 23, 2000;	September 30, 2004
August 28, 1998;	September 30, 2000	March 23, 2005
December 11, 1998;	May 23, 2001	February 27, 2008